EXHIBIT 1.2

EXECUTION COPY

December 2013

BARCLAYS CAPITAL INC.

Citigroup Global Markets Inc.

UNDERWRITING AGREEMENT

AMERICAN REALTY CAPITAL PROPERTIES, INC.

3.75% Convertible Senior Notes due 2020

Underwriting Agreement

December 5, 2013

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

As Representatives of the several Underwriters listed

in Schedule 1 hereto

Ladies and Gentlemen:

American Realty Capital Properties, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $350,000,000 principal amount of its 3.75% Convertible Senior Notes due 2020 (the “Underwritten Securities”) and, at the option of the Underwriters, up to an additional $52,500,000 million principal amount of its 3.75% Convertible Senior Notes due 2020 (the “Option Securities”) if and to the extent that the Underwriters shall have determined to exercise the option to purchase such 3.75% Convertible Senior Notes due 2020 granted to the Underwriters in Section 2 hereof. The Underwritten Securities and the Option Securities are herein referred to as the “Securities”. The Securities will be convertible at the Company’s election into cash, shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), or a combination of cash and shares of Common Stock (any shares of Common Stock issuable upon conversion of the Securities, including, for the avoidance of doubt, any additional shares deliverable upon conversion in connection with a make-whole fundamental change, the “Underlying Securities”). The Securities will be issued pursuant to the Indenture dated as of July 29, 2013 (the “Base Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture dated as of such date (together with the Base Indenture, as so supplemented and/or amended, the “Indenture”).

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The Company and ARC Properties Operating Partnership, L.P., a Delaware limited partnership of which the Company is the sole general partner (the “Operating Partnership”), each hereby confirms its respective agreements with the several Underwriters concerning the purchase and sale of the Securities (this “Agreement”), as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-187240) including a prospectus, relating to the debt securities and other securities (the “Shelf Securities”), including the Securities. Such registration statement, as amended, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated March 13, 2013 in the form first used to confirm sales of the Securities (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Underwritten Securities in the form first used to confirm sales of the Securities (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “Preliminary Prospectus” means any preliminary form of the Prospectus filed with the Commission pursuant to Rule 424(b). Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Basic Prospectus, Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Basic Prospectus dated March 13, 2013 relating to the Shelf Securities; a prospectus supplement dated December 5, 2013 relating to the Securities, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

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2. Purchase of the Securities by the Underwriters.

(a) The Company agrees to issue and sell the Underwritten Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Underwritten Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 96.98% of the principal amount thereof (the “Purchase Price”).

In addition, the Company agrees to issue and sell the Option Securities to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Securities at the Purchase Price plus $0.104 per diem per $1,000 of Option Securities from, and including, the Closing Date (as hereinafter defined) to, but excluding, the Additional Closing Date (as hereinafter defined) of the Option Securities.

If any Option Securities are to be purchased, the amount of Option Securities to be purchased by each Underwriter shall be the amount of Option Securities which bears the same ratio to the aggregate amount of Option Securities being purchased as the amount of Underwritten Securities set forth opposite the name of such Underwriter in Schedule 1 hereto (or such amount increased as set forth in Section 10 hereof) bears to the aggregate amount of Underwritten Securities being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate Securities in denominations other than $1,000 as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate amount of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least three Business Days prior to the date and time of delivery specified therein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Securities, at the offices of Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 at 10:00 A.M. New York City time on December 10, 2013, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Securities. The time and date of such payment for the Underwritten Securities is referred to herein as the “Closing Date” and the time and date for such payment for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

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Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the nominee of The Depository Trust Company (“DTC”), for the respective accounts of the several Underwriters of the Securities to be purchased on such date of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives at the office of Barclays Capital Inc. set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction in connection with the transactions contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to each Underwriter that, as of the date hereof, and as of the Closing Date and Additional Closing Date, as the case may be:

(a) Compliance with Registration Requirements. The Registration Statement has been filed with the Commission under the Securities Act and declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission. The Company satisfied all applicable requirements for the use of Form S-3 under the Securities Act when the Registration Statement was filed. The Commission has not issued an order preventing or suspending the use of the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus (as defined below) or the Prospectus relating to the proposed offering of the Underwritten Securities and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission. The Prospectus delivered to each Underwriter for use in connection with the offering of the Securities was, at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T. As filed, the Registration Statement complies in all material respects with the requirements of the Securities Act.

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In addition: (i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, or any amendment or supplement thereto (or, if an amendment with respect to any such document was filed, when such amendment was filed) complied, or will comply when so filed, in all material respects with the Securities Act or Exchange Act and the applicable rules and regulations of the Commission thereunder, as applicable, and no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) contained, or will contain when it is so filed, an untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading, (ii) each part of the Registration Statement and each amendment thereto at each respective time the Registration Statement and each amendment thereto became effective, at each deemed effective date pursuant to Rule 430B(f)(2) of the Securities Act and as of the Closing Date and Additional Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and each amendment thereto, at each respective time the Registration Statement and each amendment thereto became effective, at each deemed effective date pursuant to Rule 430B(f)(2) of the Securities Act and as of the Closing Date and Additional Closing Date, as the case may be, and as of the date hereof, and the Prospectus, when filed, complied and will comply in all material respects with the Securities Act, and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), (v) each Issuer Free Writing Prospectus relating to the Securities, if any, when considered together with the Prospectus and any amendments and supplements thereto, does not as of the Time of Sale, Closing Date and as of the Additional Closing Date, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) as of its date, the date hereof, and the Closing Date and Additional Closing Date, as the case may be, the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof, (vii) no order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Time of Sale Information, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof; and (viii) The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

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(b) Offering Materials Furnished to each Underwriter. The Company has delivered to each Underwriter a complete copy of the Registration Statement and of each opinion, consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, and any Issuer Free Writing Prospectus reviewed and consented to by each Underwriter, in such quantities and at such places as each Underwriter has reasonably requested.

(c) Prospectus. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, as of the date hereof and as of the Closing Date and Additional Closing Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from the Prospectus or any amendments or supplements thereto based upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

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(d) Distribution of Materials; Issuer Free Writing Prospectuses. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not, directly or indirectly, distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Underwritten Securities other than the Prospectus and other materials, if any, permitted under the Securities Act to be distributed. Each “Issuer Free Writing Prospectus” as defined in Rule 433 of the Securities Act, relating to the Underwritten Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) of the Securities Act whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) of the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Securities Act, as of its issue date and as of the Closing Date and Additional Closing Date, as the case may be, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Time of Sale Information or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. The Company has satisfied or will satisfy the conditions in Rule 433 of the Securities Act so as not to be required to file with the Commission any electronic road show. The Company has not prepared, used or referred to, and will not, without the Underwriters’ prior written consent, prepare, use or refer to, any Issuer Free Writing Prospectus in connection with an offering of the Securities.

(e) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Operating Partnership, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles regardless of whether considered in a proceeding in equity or at law.

(f) Authorization of the Securities. The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Securities is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Securities.

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(g) Interactive Data. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(h) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus: (i) there has not been any material change in the capital stock, long-term debt, notes payable or current portion of long-term debt of the Company or any of its subsidiaries; (ii) there has been no material adverse change, or any development that could be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, results of operations, properties, business affairs or business prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries (including without limitation the Operating Partnership), considered as one entity (any such change is called a “Material Adverse Change”); (iii) the Company and its subsidiaries (including without limitation the Operating Partnership), considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company (other than regular monthly cash dividends consistent with past practice) or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock; and (v) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, and except as would not, individually or in the aggregate, be expected to result in a Material Adverse Change.

(i) The Indenture. The Indenture has been duly authorized by the Company and upon effectiveness of Post-Effective Amendment No. 1 to the Registration Statement filed by the Company with the Commission on July 23, 2013, and on the Closing Date and on the Additional Closing Date, as the case may be, was or will have been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

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(j) Independent Accountants.

(i) Grant Thornton LLP, who has expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus are (y) independent public or certified public accountants with respect to the Company, the portfolio of 471 properties (the “GE Capital Portfolio”) that the Company agreed to acquire from affiliates of GE Capital Corp. (of which 447 properties were actually acquired), American Realty Capital Trust IV, Inc., the 120 properties acquired or contracted to be acquired by the Company from Fortress Investment Group LLC (or its affiliates) (the “Fortress Properties”), and the 33 properties acquired or contracted to be acquired by the Company from Inland American Real Estate Trust, Inc. (or its affiliates) (“Inland Properties”), as required by the Securities Act and the Exchange Act and (z) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

(ii) McGladrey LLP, who has expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus are (y) independent public or certified public accountants with respect to the Company and CapLease, Inc., as required by the Securities Act and the Exchange Act and (z) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

(iii) Deloitte & Touche LLP, who has expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus are (y) independent public or certified public accountants with respect to the Company and Cole Real Estate Investments, Inc., as required by the Securities Act and the Exchange Act and (z) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

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(k) Preparation of the Financial Statements. The financial statements of the Company filed with the Commission as a part of the Registration Statement, and Time of Sale Information included in the Prospectus, as well as the financial statements of American Realty Capital Trust IV, Inc., and, to the Company’s knowledge, the financial statements of CapLease, Inc. and Cole Real Estate Investments, Inc., included in the reports filed by the Company and incorporated by reference into the Prospectus, present fairly in all material respects the financial position of the Company and its subsidiaries (including, without limitation, the Operating Partnership), American Realty Capital Trust IV, Inc., CapLease, Inc., and Cole Real Estate Investments, Inc., as the case may be, as of and at the dates indicated and the results of their operations and cash flows for the periods specified (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments). The statement of revenues and certain expenses of the GE Capital Portfolio, the Fortress Properties and the Inland Properties included in the reports filed by the Company and incorporated by reference into the Prospectus, present fairly in all material respects such revenues and certain expenses (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments). The financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved, except (i) as may be expressly stated in the related notes thereto, (ii) that this representation and warranty as it relates to the financial statements of CapLease, Inc. and Cole Real Estate Investments, Inc. is made to the Company’s knowledge and (iii) the financial statements relating to the GE Capital Portfolio, the Fortress Properties and the Inland Properties are subject to the limitations set forth in Rule 3-14 of Regulation S-X. No other financial statements or supporting schedules are required to be included in the Registration Statement, Time of Sale Information or the Prospectus. Any historical financial data set forth in the Registration Statement, Time of Sale Information or Prospectus fairly presents the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement and the Prospectus. Any pro forma consolidated financial statements of the Company and its subsidiaries and the related notes thereto set forth in the Prospectus, Time of Sale Information and in the Registration Statement present fairly the information contained therein, have been prepared in accordance with Article 11 of Regulation S-X with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the “PCAOB”), has participated in or otherwise aided in the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and Time of Sale Information and included in the Prospectus (it being agreed that the foregoing representation is made only to the Company’s knowledge with respect to any person that is not a director, officer or employee of the Company or any of its subsidiaries). All disclosures contained in the Registration Statement, Time of Sale Information, the Prospectus or any Prospectus Supplement, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

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(l) Company’s Accounting System. The Company and each of its subsidiaries maintain a system of internal accounting controls that comply with the requirements of the Exchange Act and are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has not been and is no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and since the Company’s formation, there has been no change in the Company’s internal control over financial reporting that has materially affected, or could materially affect, the Company’s internal control over financial reporting.

(m) The Underlying Securities. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the Company’s election into cash, shares of Common Stock or a combination of cash and shares of Common Stock in accordance with the terms of the Securities and the Indenture. The Underlying Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(n) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement and the Indenture and the full right, power and authority to execute and deliver the Securities (the Agreement, Indenture and Securities being collectively referred to herein as the “Transaction Documents”) and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or by the Time of Sale Information and the Prospectus has been duly and validly taken, except where failure to so qualify or to be in good standing would not, individually or in the aggregate, be expected to result in a Material Adverse Change. Each of the Company and each subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interests of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except as set forth in the Prospectus, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. As of November 26, 2013, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21 to the Company’s Current Report on Form 8-K (File No. 001-35263 filed by the Company with the Commission on November 26, 2013 (“Exhibit 21”) and (ii) such other entities omitted from Exhibit 21 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

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(o) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon the exercise of outstanding options described in the Prospectus). The capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable. None of the outstanding capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(p) Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on The NASDAQ Stock Market (“NASDAQ”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Underlying Securities under the Exchange Act or delisting the Common Stock from NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing.

(q) Non-Contravention of Laws and Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in breach or violation of (A) its charter or by-laws, partnership agreement or operating agreement or similar organizational document, as applicable, (B) any applicable federal, state, local or foreign law, regulation or rule, except as would not, individually or in the aggregate, result in a Material Adverse Change, or (C) any applicable rule or regulation of any self-regulatory organization or other nongovernmental regulatory authority (including, without limitation, the rules and regulations of NASDAQ) or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company or any of its subsidiaries), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Prospectus and the issuance and sale of the Securities (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational document of the Company or any subsidiary, as applicable, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any federal, state, local or foreign law, regulation or rule, administrative or court decree or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of NASDAQ) applicable to the Company or any subsidiary, except in the case of clause (ii), for those conflicts, breaches, defaults or Debt Repayment Triggering Events that would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or Blue Sky laws, and the Financial Industry Regulatory Authority, Inc. (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

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(r) No Material Actions or Proceedings. Except as disclosed in the Prospectus, as amended and as incorporated by reference therein, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries (including without limitation the Operating Partnership), (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries (including without limitation the Operating Partnership) or (iii) relating to environmental or discrimination matters, where in any such case (A) (i) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, such subsidiary or such officer or director and (ii) any such action, suit or proceeding, if so determined adversely, would be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or (B) any such action, suit or proceeding is or would be material in the context of the sale of Underwritten Securities. No material labor dispute with the employees of the Company or any of its subsidiaries (including without limitation the Operating Partnership) exists or, to the Company’s knowledge, is threatened or imminent.

(s) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described therein. None of the technology employed by the Company or any of its subsidiaries has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or any of its or its subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any persons, except for such violations that would not, individually or in the aggregate, be expected to result in a Material Adverse Change.

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(t) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations, licenses or permits issued by the appropriate state, local, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure so to possess would not individually or in the aggregate, be expected to result in a Material Adverse Change, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, license or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be expected to result in a Material Adverse Change.

(u) Title to Properties. Except as disclosed in the Registration Statement, the Company and each of its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 3(k) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. Except as disclosed in the Registration Statement, none of the real property so owned by the Company or any of its subsidiaries (the “Real Property”) is subject to any options or rights of first refusal to purchase all or part of such real property or any interest therein. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(v) No Violation of Laws Pertaining to Real Properties. None of the Company nor any of its subsidiaries knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning any of the Real Property or any parts thereof, except for such violations which would not, individually or in the aggregate, materially and adversely affect the value of any such Real Property or the use or proposed use of any such Real Property by the Company, its subsidiaries or any tenant operators. No written notice of any condemnation of or zoning change affecting the Real Properties or any parts thereof has been received, or, to the knowledge of the Company, threatened, that if consummated would, individually or in the aggregate, be expected to result in a Material Adverse Change. Each of the Real Properties complies with all applicable zoning laws, ordinances, regulations, development agreements, reciprocal easement agreements and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially and adversely affect the value, use or proposed use of any of the Real Properties and will not result in a forfeiture or reversion of title.

(w) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3(k) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. No subsidiary of the Company that is a limited partnership or limited liability company has made an election under Section 7701 of the Internal Revenue Code of 1986, as amended (the “Code”), to change its default classification for federal income tax purposes.

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(x) Company Not an “Investment Company”. The Company is not, and will not be, either after receipt of payment for the Securities or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus, an “investment company” within the meaning of Investment Company Act of 1940, as amended.

(y) Insurance. Each of the Company and its subsidiaries are insured with policies in such amounts and with such deductibles and covering such risks as it reasonably deems adequate for its business, and the real property owned by the Company and its subsidiaries is appropriately insured by institutions it reasonably believes to be financially sound. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(z) No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Common Stock or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Underwritten Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(aa) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Prospectus which have not been described as required in all material respects. Neither the Company nor any of its subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such subsidiary except for such extensions of credit as are permitted by Section 13(k) of the Exchange Act.

(bb) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110, 5121 or 5190 is true, complete and correct in all material respects.

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(cc) Statistical and Market-Related Data. The statistical, demographic and market related data included in the Registration Statement and the Prospectus are based on or derived from sources that (i) the Company has no reason to believe are unreliable or inaccurate or (ii) represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(dd) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement and the Prospectus.

(ee) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company and its subsidiaries (including, without limitation, the Operating Partnership) have established and maintain disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries (including, without limitation, the Operating Partnership), is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (i) any material significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is likely to materially affect, the Company’s internal control over financial reporting.

(ff) Compliance with Sarbanes-Oxley Act. The Company is in compliance with, and there has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply, in all material respects, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (collectively, “SOX”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(gg) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.

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(hh) ERISA Compliance. Except as otherwise disclosed in the Prospectus, the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance with ERISA, except as would not, individually or in the aggregate, result in a Material Adverse Change. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee pension benefit plan” (as defined under ERISA) established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee pension benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee pension benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee pension benefit plan,” or (ii) Sections 412, 4971 or 4975 of the Code or (iii) Section 4980B of the Code as a result of a failure to comply with such section. Except as would not, individually or in the aggregate, result in a Material Adverse Change, each “employee pension benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ii) Brokers. Except as otherwise disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(jj) Dividend Restrictions. Except as otherwise disclosed in the Prospectus, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary, except as may be prohibited or restricted by law.

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(kk) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA.

(ll) Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm) REIT Status. The Company is organized as and operates in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Code; and the method of operation for the Company and its subsidiaries as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(nn) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(oo) Registration Rights. Except as disclosed in the Registration Statement or the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

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(pp) Lending Relationship. Except as otherwise disclosed in the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(qq) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described and filed as required.

(rr) Trading. Subject to compliance with applicable securities laws, the Company consents to each Underwriter trading in the Common Stock for such Underwriter’s own account and for the account of its clients at the same time as sales of Securities occur pursuant to this Agreement.

(ss) Operating Partnership.

(i) The Operating Partnership is a limited partnership duly formed and validly existing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(ii) This Agreement is duly and validly authorized, executed and delivered by or on behalf of the Operating Partnership and constitutes a valid and binding agreement of the Operating Partnership enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable securities laws).

(iii) The execution and delivery of this Agreement and the performance hereunder by the Operating Partnership does not and will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under: (i) the Operating Partnership’s or any of its subsidiaries’ agreement of limited partnership, or other organizational documents; (ii) any indenture, mortgage, stockholders’ agreement, voting trust, note, lease or other agreement or instrument to which the Operating Partnership or any of its subsidiaries is a party or by which the Operating Partnership or any of its subsidiaries or any of their properties is bound except, for purposes of this clause (ii) only, for such conflicts, breaches or defaults that could not have or result in, individually or in the aggregate, (A) a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Operating Partnership, or (B) a Material Adverse Change; or (iii) any statute, rule or regulation or order of any court or other governmental agency or body having jurisdiction over the Operating Partnership or any of its properties. No consent, approval, authorization or order of any court or other governmental agency or body has been obtained nor is required for the performance of this Agreement by the Operating Partnership. The Operating Partnership is not in violation of its agreement of limited partnership or other organizational documents.

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(iv) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Operating Partnership, threatened against or affecting the Operating Partnership.

(v) The Operating Partnership possesses such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, other than those which the failure to possess or own would not have or result in, individually or in the aggregate, (A) a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Operating Partnership or (B) a Material Adverse Change, and the Operating Partnership has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the term sheet substantially in the form of Annex B hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

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(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities or the Underlying Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or suspending any such qualification of the Securities or the Underlying Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

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(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Information is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Securities and the Underlying Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities.

(g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

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(h) Agreement Not to Offer or Sell Additional shares of Common Stock. During the period commencing on and including the date hereof and ending on and including the 45th day following the date of the Prospectus, as amended and as incorporated by reference therein (as the same may be extended as described below, the “Lock-up Period”), the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, (i) sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, assign, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options, rights or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than with respect to (x) the 3.00% convertible senior notes due 2018 being offered concurrently herewith (the “Concurrent 2018 Notes”) as contemplated by the underwriting agreement dated as of the date hereof between the Company, the Operating Partnership, and the underwriters party thereto (the “Concurrent Underwriting Agreement”), (y) the shares of Common Stock that may be issued upon conversion of the Concurrent 2018 Notes as contemplated by the Concurrent Underwriting Agreement or upon conversion of the previously issued 2018 Notes as contemplated by the underwriting agreement dated as of July 23, 2013 between the Company, the Operating Partnership and the underwriters party thereto or the Concurrent Underwriting Agreement, as applicable, and (z) as contemplated by this Agreement with respect to the Underlying Securities that may be issued upon conversion of the Securities to be sold hereunder), (ii) enter into any swap, hedge or similar arrangement or agreement that transfers in whole or in part, the economic risk of ownership of the shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially by the Company or (iii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (u) file a registration statement registering the secondary sale of shares of Common Stock or securities convertible into shares of Common Stock by certain stockholders or unit holders of the Operating Partnership in compliance with its obligations under the registration rights agreements existing prior to the date hereof, (v) issue shares of Common Stock pursuant to the Agreement and Plan of Merger by and between the Company and American Realty Capital Trust IV, Inc., Thunder Acquisition, LLC, the Operating Partnership and American Realty Capital Operating Partnership IV, L.P., dated as of July 1, 2013, as amended by the First Amendment to Agreement and Plan of Merger, dated October 6, 2013, by and among ARC Properties Operating Partnership, L.P., American Realty Capital Properties, Inc., Thunder Acquisition, LLC, American Realty Capital Trust IV, Inc. and American Realty Capital Operating Partnership IV, L.P., (w) issue shares of Common Stock pursuant to the Agreement and Plan of Merger, dated October 22, 2013, by and among American Realty Capital Properties, Inc., Clark Acquisition, LLC and Cole Real Estates Investments, Inc., (x) issue shares of Common Stock sold pursuant to the Company’s “at-the-market” equity program pursuant to the Equity Distribution Agreement, dated as of November 25, 2013, by and among the Company, the Operating Partnership and the several distribution agents listed therein, (y) issue shares of Common Stock sold pursuant to the Company’s “at-the-market” program pursuant to a series of equity distribution agreements with multiple agents, each dated as of January 22, 2013, (z) issue shares of Common Stock under the Company’s dividend reinvestment plan (as in effect on the date hereof), (aa) issue shares of Common Stock or options to purchase shares of Common Stock or units of equity ownership in the Operating Partnership, or issue shares of Common Stock or units of equity ownership in the Operating Partnership upon exercise of options, pursuant to any stock option, stock bonus or other stock compensation plan or arrangement described in the Prospectus, (bb) issue shares of Common Stock in exchange for Operating Partnership units and (cc) issue units of the Operating Partnership (which are redeemable or exchangeable for shares of Common Stock) solely in conjunction with the acquisition of properties in the ordinary course of the Company’s business as described in the Prospectus (but not otherwise issued in conjunction with any financing or capital raising activity).

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(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(k) Underlying Securities. The Company will reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Securities. The Company will use its best efforts to cause the Underlying Securities to be listed on NASDAQ.

(l) Reports. So long as the Securities are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided; that the Company will be deemed to have furnished such reports and financial statements to the Underwriters to the extent they are filed on EDGAR.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

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(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

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(d) No Material Adverse Change. No event or condition of a type described in Section 3(h) No Material Adverse Change representation hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer's Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (ii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Grant Thornton LLP, McGladrey LLP and Deloitte & Touche LLP (and/or any other independent accountants whose report is included in the Registration Statement or the Prospectus), shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g) Opinion and 10b-5 Statement of Counsel for the Company. Proskauer Rose LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C-1 hereto.

(h) Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of McGuireWoods LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

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(i) Tax Opinion. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Proskauer Rose LLP with respect to certain tax matters in connection with the issuance and sale of the Underwritten Securities, in the form set forth in Annex C-2 hereto.

(j) Opinion of Maryland Counsel. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Venable LLP in the form set forth in Annex C-3 hereto.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(l) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and the Operating Partnership in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) Exchange Listing. The Underlying Securities shall have been approved for listing, subject to notice of issuance, by NASDAQ and reasonably satisfactory evidence of such approval shall have been provided to the Underwriters.

(n) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Annex D-1 hereto, between you and certain officers and directors of the Company listed on Annex D-2 relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(o) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

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7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company and the Operating Partnership, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, agents, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d), any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”) or any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Operating Partnership, and their respective directors, officers who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership, as applicable, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” and the information contained in the first sentence under the caption “Underwriting—Price stabilization and short positions; repurchase of common stock.”

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(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, agents, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

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(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

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(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

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(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be does not exceed one-eleventh of the aggregate number of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Securities on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company and the Operating Partnership, except that the Company and the Operating Partnership will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Operating Partnership or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities and the Underlying Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters not to exceed $10,000); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA, including the related fees and expenses of counsel for the Underwriters not to exceed $10,000 and the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Underlying Securities on NASDAQ.

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(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Operating Partnership and the Underwriters contained in this Agreement or made by or on behalf of the Company and the Operating Partnership or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Underwritten Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company and the Operating Partnership or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 (fax: (646) 834-8133); Attention: Syndicate Registration and confirmed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013; Attention: General Counsel. Notices to the Company and the Operating Partnership shall be given to the Company at American Realty Capital Properties, Inc., 405 Park Avenue, New York, New York 10022 (fax: (212) 421-5799; Attention: Nicholas S. Schorsch and Lisa Beeson. and to the Operating Partnership at ARC Properties Operating Partnership, L.P., 405 Park Avenue, New York, New York 10022 (fax: (212) 421-5799; Attention: Nicholas S. Schorsch and Lisa Beeson, with a copy to Proskauer Rose, LLP, Eleven Times Square, New York, New York 10036 (fax: (212) 969-2900; Attention: Peter M. Fass).

34

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the conflicts of laws principles of such state.

(c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By: ________/s/ Nicholas S. Schorsch_________________

Title: Nicholas S. Schorsch

Name: Chief Executive Officer

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

By: American Realty Capital Properties, Inc.,

its general partner

By:_____ /s/ Nicholas S. Schorsch_______________

Title: Nicholas S. Schorsch
Name: Chief Executive Officer

Signature Page to Underwriting Agreement

Accepted as of the date first written above:

BARCLAYS CAPITAL INC.

By: ___/s/ Victoria Hale______________________

Authorized Signatory

CITIGROUP GLOBAL MARKETS, INC.

By: ___/s/ Auren Kule_______________________

Authorized Signatory

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

Signature Page to Underwriting Agreement

Schedule 1

Underwriter	Principal Amount

Barclays Capital Inc.	$108,998,344.37
Citigroup Global Markets Inc.	$106,129,966.89
Credit Suisse Securities (USA) LLC	$47,806,291.39
Morgan Stanley & Co. LLC	$47,806,291.39
Wells Fargo Securities, LLC	$4,635,761.59
Capital One Securities, Inc.	$7,967,715.23
JMP Securities LLC	$26,655,629.14

Total	$350,000,000

Annex A

TIME OF SALE INFORMATION

1.	Prospectus dated March 13, 2013 relating to the Shelf Securities

2.	Prospectus supplement dated December 5, 2013 relating to the Securities

3.	Issuer Free Writing Prospectus dated December 5, 2013 relating to the Securities filed with the Commission on December 5, 2013

4.	Pricing term sheet containing the terms of the Securities, substantially in the form of Annex B

Annex B

AMERICAN REALTY CAPITAL PROPERTIES, INC.

Pricing Term Sheet

Issuer Free Writing Prospectus
Pricing Term Sheet	Filed Pursuant to Rule 433
Dated December 5, 2013	Registration Statement No. 333-187240
Supplementing the Preliminary
Prospectus Supplement dated December 4, 2013
(To Prospectus dated March 13, 2013)

American Realty Capital Properties, Inc.
3.75% Convertible Senior Notes due 2020

The information in this pricing term sheet relates to American Realty Capital Properties, Inc.’s offering of $350 million aggregate principal amount of its 3.75% Convertible Senior Notes due 2020 (the “Offering”) and should be read together with the preliminary prospectus supplement dated December 4, 2013 relating to the Offering (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and the base prospectus dated March 13, 2013, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration Statement No. 333-187240.

Issuer:	American Realty Capital Properties, Inc., a Maryland corporation.

Ticker / Exchange for Common Stock:	ARCP / The NASDAQ Global Select Market (“NASDAQ”).

Securities Offered:	3.75% Convertible Senior Notes due 2020 (the “Notes”).

Aggregate Principal Amount Offered:	$350 million aggregate principal amount of Notes (or $402.5 million aggregate principal amount if the underwriters’ over-allotment option to purchase up to an additional $52.5 million principal amount of Notes is exercised in full).

Maturity Date:	December 15, 2020, unless earlier repurchased, redeemed or converted.

Interest Rate:	3.75% per annum, accruing from the Settlement Date.

Interest Payment Dates:	June 15 and December 15 of each year, beginning on June 15, 2014.

Principal Amount per Note:	$1,000

Public Offering Price; Underwriting Discounts and Commissions:	The Notes are being offered to the underwriters at a price of $969.80 per Note (a discount of $30.20 from the principal amount per Note or $10,570,000.00 total discount from the aggregate principal amount), plus accrued interest, if any, from the Settlement Date. The Notes are being offered to the public at a price of $1,000 per Note, for a total of $350,000,000.00, plus accrued interest, if any, from the Settlement Date. The Issuer’s proceeds from the Offering (after underwriting discounts of $30.20 per Note from the public offering price (totaling $10,570,000.00) and before expenses) will equal $969.80 per Note, for a total of $339,430,000.00.

NASDAQ Last Reported Sale Price on December 4, 2013:	$13.17 per share of the Issuer’s common stock.

Conversion Premium:	Approximately 15.0% above the NASDAQ Last Reported Sale Price on December 4, 2013.

Initial Conversion Price:	Approximately $15.15 per share of the Issuer’s common stock.

Initial Conversion Rate:	66.0262 shares of the Issuer’s common stock per $1,000 principal amount of Notes.

Use of Proceeds:	The Issuer estimates that the proceeds from the Offering will be approximately $338.6 million (or $389.5 million if the underwriters exercise their over-allotment option in full), after deducting fees and estimated expenses. The Issuer intends to use the net proceeds from this Offering and the concurrent notes offering (a) to repay outstanding indebtedness under its existing credit facility (which will increase its availability of funds under such credit facility) and (b) for other general corporate purposes.

Trade Date:	December 5, 2013

Settlement Date:	December 10, 2013

CUSIP:	02917T AB0

ISIN:	US02917TAB08

Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Co-Managers:	Capital One Securities, Inc. JMP Securities LLC

Redemption of Notes to Preserve REIT Status:	The Issuer may not redeem the Notes prior to the Maturity Date except to the extent but only to the extent necessary to preserve its status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. If the Issuer determines that it is necessary to redeem the Notes to preserve its status as a REIT, the Issuer may redeem for cash all or part of the Notes prior to the Maturity Date at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change:	The following table sets forth the number of additional shares of the Issuer’s common stock, if any, to be added to the conversion rate per $1,000 principal amount of Notes for conversions in connection with a “make-whole fundamental change” (as defined in the Preliminary Prospectus Supplement):

	Stock Price
Effective Date	$13.17	$14.00	$15.00	$15.15	$16.00	$17.00	$18.00	$19.00	$20.00	$21.00	$22.00	$22.50
December 10, 2013	9.9039	7.5291	5.2767	4.9994	3.5589	2.2685	1.3233	0.6639	0.2524	0.0639	0.0160	0.0000
December 15, 2014	9.9039	7.2140	4.9952	4.7231	3.3158	2.0644	1.1570	0.5369	0.1709	0.0218	0.0000	0.0000
December 15, 2015	9.9039	6.9349	4.7414	4.4736	3.0951	1.8791	1.0135	0.4389	0.1173	0.0059	0.0000	0.0000
December 15, 2016	9.9039	6.8321	4.6268	4.3580	2.9805	1.7791	0.9329	0.3894	0.1035	0.0027	0.0000	0.0000
December 15, 2017	9.9039	6.9468	4.6614	4.3838	2.9701	1.7460	0.8964	0.3615	0.0908	0.0010	0.0000	0.0000
December 15, 2018	9.9039	7.1369	4.7085	4.4150	2.9347	1.6745	0.8238	0.3116	0.0693	0.0000	0.0000	0.0000
December 15, 2019	9.9039	6.9924	4.3354	4.0200	2.4761	1.2419	0.4991	0.1331	0.0000	0.0000	0.0000	0.0000
December 15, 2020	9.9039	5.4024	0.6405	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	If the stock price is between two stock prices in the table above or the effective date is between two effective dates in the table above, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates based on a 365-day year, as applicable.

•	If the stock price is greater than $22.50 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Preliminary Prospectus Supplement), no additional shares will be added to the conversion rate.

•	If the stock price is less than $13.17 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Preliminary Prospectus Supplement), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of Notes exceed 75.9301 shares of the Issuer’s common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of notes—Conversion rights—Conversion rate adjustments” in the Preliminary Prospectus Supplement.

The Issuer has filed a registration statement (including the Preliminary Prospectus Supplement, dated December 4, 2013, and an accompanying prospectus, dated March 13, 2013) with the Securities and Exchange Commission, or SEC, for the Offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement and the accompanying prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and the Offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained by contacting Barclays at the following address: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at 1+ (888) 603-5847, or Citigroup at the following address: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at 1+ (800) 831-9146.

This communication should be read in conjunction with the Preliminary Prospectus Supplement, dated December 4, 2013, and the accompanying prospectus, dated March 13, 2013. The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the accompanying prospectus to the extent inconsistent with the information in the Preliminary Prospectus Supplement and the accompanying prospectus. Terms used but not defined herein have the meanings given in the Preliminary Prospectus Supplement.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Annex D-1

FORM OF LOCK-UP AGREEMENT

December 5, 2013

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013,

As Representatives of the several Underwriters (the “Representatives”)

RE:	American Realty Capital Properties, Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock, par value $0.01 per share, of the Company (“Shares”) or securities convertible into or exchangeable or exercisable for Shares. The Company proposes to carry out a public offering of [__]% Convertible Senior Notes due 2020 (the “Offering”) for which you will act as the Representatives of the Underwriters pursuant to the terms of an Underwriting Agreement (as defined below). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, repaying indebtedness and general corporate purposes. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in carrying out the Offering and, at a subsequent date, entering into any underwriting arrangements with the Company with respect to the Offering. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of the Representatives (which consent may be withheld in their sole discretion), directly or indirectly, (i) sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, assign, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (or such spouse or family member) or their spouse or family members, (ii) enter into any swap, hedge or similar arrangement or agreement that transfers in whole or in part, the economic risk of ownership of the Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as so defined) by the undersigned (or such spouse or family member) or their spouse or family members or (iii) publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus (as defined in the Underwriting Agreement relating to the Offering to which the Company is a party (the “Underwriting Agreement”)) (the “Lock-up Period”); provided, that the foregoing restrictions shall not apply to (a) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-up Agreement and (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-up Agreement; provided, however, that (i) in the case of transfers or dispositions pursuant to clause (a) above during the Lock-up Period, it shall be a condition to such transfer that (A) the transferee executes and delivers to the Representatives an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this letter agreement, and there shall be no further transfer of such Shares, except in accordance with this letter agreement and (B) no public disclosure and no filing by any party to the transfer (donor, donee, transferor or transferee) under the Exchange Act shall be required nor shall be voluntarily made reporting a reduction in beneficial ownership of the Shares in connection with such transfer or distribution (other than a filing on Form 5 made no earlier than five business days prior to the date such filing is required to be made) prior to the expiration of the Lock-up Period (as the same may be extended pursuant to the terms hereof), and (ii) in the case of transfers or dispositions pursuant to clause (b) above during the Lock-up Period, the undersigned (or the Company on behalf of the undersigned) notifies the Representatives as soon as reasonably practicable but in any event at least two business days prior to any filing or other public announcement related to the proposed transfer or disposition.  For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or securities convertible into or exchangeable or exercisable for Shares held by the undersigned except in compliance with the foregoing restrictions.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Signature:

Print Name:

(and indicate capacity of person signing
signing if signing as custodian, trustee, or on
behalf of an entity)

Annex D-2

DIRECTORS AND OFFICERS EXECUTING LOCK-UPS

Nicholas S. Schorsch

Edward M. Weil, Jr.

Peter M. Budko

Brian S. Block

William M. Kahane

Leslie D. Michelson

Edward G. Rendell

Scott J. Bowman

Lisa Beeson